Exhibit 4(a)

EIGHTH SUPPLEMENTAL INDENTURE

BETWEEN

BANK OF AMERICA CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

DATED AS OF FEBRUARY 23, 2017

Supplementing the Indenture for Senior Debt Securities dated as of January 1, 1995, as supplemented by a First Supplemental Indenture dated as of September 18, 1998,
Second Supplemental Indenture dated as of May 7, 2001,
Third Supplemental Indenture dated as of July 28, 2004,
Fourth Supplemental Indenture dated as of April 28, 2006,
Fifth Supplemental Indenture dated as of December 1, 2008,
Sixth Supplemental Indenture dated as of February 23, 2011
and
Seventh Supplemental Indenture dated as of January 13, 2017

EIGHTH SUPPLEMENTAL INDENTURE
THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of February 23, 2017 (the “Eighth Supplemental Indenture”), between BANK OF AMERICA CORPORATION, a Delaware corporation (the “Company”), having its principal office at 100 North Tryon Street, Charlotte, North Carolina 28255, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as successor Trustee (the “Trustee”) under the Indenture referred to herein.
W I T N E S S E T H:
WHEREAS, NationsBank Corporation, predecessor of the Company, and BankAmerica National Trust Company, predecessor trustee, previously entered into an Indenture for Senior Debt Securities, dated as of January 1, 1995 (the “Base Indenture”), which has been supplemented by a First Supplemental Indenture dated as of September 18, 1998, a Second Supplemental Indenture dated as of May 7, 2001, a Third Supplemental Indenture dated as of July 28, 2004, a Fourth Supplemental Indenture dated as of April 28, 2006, a Fifth Supplemental Indenture dated as of December 1, 2008, a Sixth Supplemental Indenture dated as of February 23, 2011 and a Seventh Supplemental Indenture dated as of January 13, 2017 (each, a “Supplemental Indenture” and together, the “Supplemental Indentures” and the Base Indenture as so supplemented by the Supplemental Indentures, the “Indenture”);
WHEREAS, Section 10.01(e) of the Base Indenture provides that without the consent of any holders of Securities, the Company, when authorized by or pursuant to a Board Resolution (as defined in Section 1.01 of the Base Indenture), and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of modifying, eliminating or adding to any of the provisions of the Indenture, provided that any such change or elimination shall not apply to any Security Outstanding at the time of such change;
WHEREAS, the Company desires to enter into an indenture supplemental to the Indenture for the purpose of modifying certain provisions of the Indenture relating to the permitted consolidation or merger of the Company and sale or conveyance of all or substantially all of the Company’s assets for all Securities to be issued on or after the date of such supplemental indenture;
WHEREAS, the Company has requested that the Trustee execute and deliver this Eighth Supplemental Indenture;
WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Eighth Supplemental Indenture have been satisfied; and
WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed that the Indenture is supplemented and amended to the extent and for the purposes expressed herein, as follows:
ARTICLE I
CAPITALIZED TERMS
Section 1.1    Definition of Terms.
For purposes of this Eighth Supplemental Indenture,

(a)    terms defined in the Base Indenture or any Supplemental Indenture have the same meaning when used in this Eighth Supplemental Indenture unless otherwise specified herein;
(b)    a term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout;
(c)    the singular includes the plural and vice versa; and
(d)    headings are for convenience of reference only and do not affect interpretation.
ARTICLE II
AMENDMENTS TO THE INDENTURE
Section 2.1    Section 1.01 of the Base Indenture is hereby amended by inserting the following new defined term immediately following the definition of “Security Register and Security Registrar”:
“Subsidiary:
The term “Subsidiary” shall mean any Person of which more than 50% of the voting power of the outstanding ownership interests (excluding ownership interests entitled to voting power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by the Company, or one or more Subsidiaries, or by the Company and one or more Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions).”
Section 2.2    Section 11.01 of the Base Indenture is hereby amended by deleting such Section 11.01 in its entirety and replacing it with the following:
“The Company covenants that it will not merge into or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, other than a sale or conveyance of all or substantially all of its assets to one or more Subsidiaries, unless (1) either the Company shall be the continuing corporation, or the successor Person (if other than the Company) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person, and (2) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition."
Section 2.3    Section 11.02 of the Base Indenture is hereby amended by replacing each reference therein to “successor corporation” with “successor Person.”

ARTICLE III
MISCELLANEOUS
Section 3.1    Effectiveness and Applicability.
This Eighth Supplemental Indenture will become effective upon its execution and delivery. The amendments to the Indenture set forth herein shall apply to all Securities issued on or after the date of this Eighth Supplemental Indenture. The amendments to the Indenture set forth herein shall not apply to any Securities issued prior to the date of this Eighth Supplemental Indenture, and the rights of the holders of any Securities issued prior to the date of this Eighth Supplemental Indenture shall not be modified hereby.
Section 3.2    Successors and Assigns.
All covenants and agreements in the Indenture, as supplemented and amended by this Eighth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.
Section 3.3    Further Assurances.
The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Eighth Supplemental Indenture.
Section 3.4    Certain Duties and Responsibilities of the Trustee; Effect of Recitals.

(a)
In entering into this Eighth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

(b)
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

Section 3.5    Ratification of Indenture. The Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, and this Eighth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 3.6     Governing Law. This Eighth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
Section 3.7    Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

BANK OF AMERICA CORPORATION

By:        /s/ Angela C. Jones
Name:    Angela C. Jones
Title:     Managing Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:        /s/ Valere Boyd
Name:    Valere Boyd
Title:    Vice President